SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2011, Stephen R. Hawke, Senior Vice President, Customer Service, Transmission and Distribution of Portland General Electric Company (PGE or the Company), notified the Company of his decision to retire from PGE effective July 1, 2011. Mr. Hawke, who is 61 years of age, has been an employee of the Company for over 38 years.

The Company has appointed William O. Nicholson as the Company's Senior Vice President, Customer Service, Transmission and Distribution, effective April 18, 2011. Mr. Nicholson, who is 52 years of age, will succeed Mr. Hawke in that role. Mr. Nicholson has been an employee of the Company since 1980. He has served as the Company's Vice President, Distribution Operations since August 2009, as Vice President, Customers and Economic Development from May 2007 to August 2009, and as General Manager, Distribution Western Region from April 2004 to May 2007.

As of the time of the filing of this report, PGE has not entered into any material plan, contract or arrangement to which Mr. Nicholson is a party or in which he participates, or any material amendment, in connection with the appointment described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	April 14, 2011	By:	/s/ Maria M. Pope
Maria M. Pope
Senior Vice President, Finance, Chief Financial Officer, and Treasurer